UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

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Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders (“Annual Meeting”) for the Company was held on May 27,  2015. At the Annual Meeting, the Company’s shareholders voted on three proposals as described in detail in the Company’s revised definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 20,  2015, and cast their votes as set forth below.

The Company’s shareholders elected the following eleven (11) individuals by the votes indicated below to serve a one-year term, expiring at the Company's 2016 Annual Meeting of Shareholders, unless he or she resigns, dies or is removed before his or her term expires, or until his or her successor has been duly elected and qualified.

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Ronald N. Tutor	42,657,242	1,184,139	3,038,971
Marilyn A. Alexander	34,930,328	8,911,053	3,038,971
Peter Arkley	29,037,837	14,803,544	3,038,971
Sidney J. Feltenstein	43,370,345	471,036	3,038,971
James A. Frost	43,394,859	446,522	3,038,971
Michael R. Klein	22,841,126	21,000,255	3,038,971
Robert C. Lieber	43,550,341	291,040	3,038,971
Raymond R. Oneglia	35,124,414	8,716,967	3,038,971
Dale A. Reiss	35,126,502	8,714,879	3,038,971
Donald D. Snyder	28,368,273	15,473,108	3,038,971
Dickran M. Tevrizian, Jr.	43,530,266	311,115	3,038,971

The Company’s shareholders ratified the retention of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Voting results on this matter were as follows:

Proposal 2: Ratification of Auditors	Votes For	Votes Against	Abstentions	Broker Non-Votes
	46,285,741	592,334	2,277	0

The Company’s shareholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Proposal 3: Shareholder Advisory vote on Executive Compensation	Votes For	Votes Against	Abstentions	Broker Non-Votes
	16,321,936	27,044,078	475,367	3,038,971

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: May 27, 2015	By: /s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer